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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund, Intermediate Term Series 406, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-73253 of our report dated March 18, 1999 relating to the Statement of Condition of Municipal Investment Trust Fund, Intermediate Term Series 406, Defined Asset Funds, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 18, 1999